SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2008
JEFFERSONVILLE BANCORP
(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 398, Jeffersonville, New York 12748
(Address of principal executive offices)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2008, the Board of Directors of Jeffersonville Bancorp (the “Company”) appointed Wayne V. Zanetti as President and Chief Executive Officer of the Company and The First National Bank of Jeffersonville, the Company’s wholly owned subsidiary (the “Bank”), effective as of January 1, 2009. Mr. Zanetti was also appointed to the Board of Directors of the Company and the Bank. Also effective January 1, 2009, John A. Russell was appointed as Senior Vice President and Chief Financial Officer of the Company and the Bank. Mr. Zanetti replaces Mr. Raymond Walter, who retired as President and Chief Executive Officer of the Company and the Bank effective December 31, 2008. Mr. Walter remains a member of the Board of Directors.
Mr. Zanetti has served as Executive Vice President and Chief Operating Officer of the Bank since March 2006. He was previously the Operations Division Manager of the Bank. Mr. Zanetti has also served as a Vice President of the Company since April 2003. Mr. Zanetti joined the Bank in March 1999.
Mr. Russell has served as Senior Auditor of the Bank since June 2005. Mr. Russell previously served as Senior Auditor of Provident Bank in Montebello, NY from March 2003 to June 2005. Mr. Russell is a certified public accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)
/s/ Wayne V. Zanetti
NAME: Wayne V. Zanetti
TITLE: President and Chief Executive Officer

Date: January 6, 2009